UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________________________

Date of Report (Date of earliest event reported): October 25, 2018

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 259-5333
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2018, James E. Humphrey retired as a director of Briggs & Stratton Corporation (the “Company”). As disclosed in the Company’s definitive proxy statement, dated September 7, 2018, Mr. Humphrey did not stand for re-election at the Annual Meeting, as defined below, due to the Company’s Bylaw restriction that directors may not serve beyond the annual meeting following attainment of age 72. In connection with the retirement of Mr. Humphrey, the Board of Directors was reduced to nine directors.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Shareholders was held on October 25, 2018 (the “Annual Meeting”), with the following results:

The following nominees were elected to serve three-year terms on the Company’s Board of Directors by the following votes:

	For	Withheld	Broker Non-Votes
Sara A. Greenstein	31,448,105	2,258,832	4,262,810
Frank M. Jaehnert	31,410,642	2,296,295	4,262,810
Charles I. Story	31,166,525	2,540,412	4,262,810

Directors of the Company who were not up for re-election at the Annual Meeting and whose terms of office continued after the Annual Meeting are as follows: Jeffrey R. Hennion, Patricia L. Kampling, Keith R. McLoughlin, Henrik C. Slipsager, Todd J. Teske and Brian C. Walker.

Deloitte & Touche LLP was ratified as the Company’s independent auditors by the following votes:

For	Against	Abstain	Broker Non-Votes
37,096,240	802,529	70,978	—

The advisory proposal to approve executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
31,733,223	1,821,080	152,634	4,262,810

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: October 29, 2018	/s/ Kathryn M. Buono
Kathryn M. Buono
Vice President, General Counsel and Corporate Secretary
Duly Authorized Officer

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